Exhibit 99.5
Merrill Lynch & Co., Inc.
Segment Data (unaudited)

	Six Months	Three Months	Year Ended Last
	Ended	Ended	Friday in December

	June 30,	March 31,
(dollars in millions)	2006	2006	2006
Global Markets & Investment Banking
Global Markets
FICC	$3,749	$2,058	$8,133
Equity Markets	3,450	1,587	6,730

Total Global Markets net revenues	7,199	3,645	14,863
Investment Banking (1)
Origination:
Debt	829	428	1,735
Equity	552	237	1,220
Strategic Advisory Services	553	257	1,099

Total Investment Banking net revenues	1,934	922	4,054

Total net revenues (a)	9,133	4,567	18,917

Pre-tax earnings / (loss) from continuing operations	1,681	216	5,751
Impact of one-time compensation expenses	1,369	1,369	1,369

Pre-tax earnings / (loss) from continuing operations excluding one-time compensation expenses (b)	3,050	1,585	7,120

Pre-tax profit margin	18.4%	4.7%	30.4%
Pre-tax profit margin excluding one-time compensation expenses (b)/(a)	33.4%	34.7%	37.6%

Global Wealth Management
Global Private Client
Fee-based revenues	$2,696	$1,313	$5,499
Transactional and origination revenues	1,772	883	3,397
Net interest profit and related hedges(2)	1,037	516	2,103
Other revenues	131	54	301

Total Global Private Client net revenues	5,636	2,766	11,300

Global Investment Management net revenues	243	104	541

Total net revenues (a)	5,879	2,870	11,841

Pre-tax earnings from continuing operations	1,025	329	2,290
Impact of one-time compensation expenses	281	281	281

- Pre-tax earnings from continuing operations excluding one-time compensation expenses (b)	1,306	610	2,571

Pre-tax profit margin	17.4%	11.5%	19.3%
Pre-tax profit margin excluding one-time compensation expenses (b)/(a)	22.2%	21.3%	21.7%

Merrill Lynch Investment Managers
Total net revenues (a)	$1,200	$570	$1,900

Pre-tax earnings from continuing operations	353	113	637
Impact of one-time compensation expenses	109	109	109

- Pre-tax earnings from continuing operations excluding one-time compensation expenses (b)	462	222	746

Pre-tax profit margin	29.4%	19.8%	33.5%
Pre-tax profit margin excluding one-time compensation expenses (b)/(a)	38.5%	38.9%	39.3%

Corporate
Total net revenues	$(196)	$(100)	$1,735
Impact of BlackRock merger	—	—	(1,969)

Total net revenues excluding the BlackRock merger	(196)	(100)	(234)

Pre-tax earnings / (loss) from continuing operations	(182)	(97)	1,591
Impact of BlackRock merger	—	—	(1,767)

Pre-tax earnings / (loss) from continuing operations excluding the impact of the BlackRock merger	(182)	(97)	(176)

Total
Total net revenues (a)	$16,016	$7,907	$34,393
Impact of BlackRock merger	—	—	(1,969)

Total net revenues excluding the BlackRock merger	16,016	7,907	32,424

Pre-tax earnings / (loss) from continuing operations	2,877	561	10,269
Impact of BlackRock merger	—	—	(1,767)
Impact of one-time compensation expenses	1,759	1,759	1,759

Pre-tax earnings / (loss) from continuing operations excluding BlackRock merger and one-time compensation expenses (b)	4,636	2,320	10,261

Pre-tax profit margin	18.0%	7.1%	29.9%
Pre-tax profit margin excluding BlackRock merger and one-time compensation expenses (b)/(a)	28.9%	29.3%	31.6%

Note:	Certain prior period amounts have been reclassified to conform to the current period presentation.

(1)	A portion of Origination revenue is recorded in Global Wealth Management.